Exhiibt 99.1

For Immediate Release

Contacts:

Investor Relations: Gregg Kvochak, (310) 556-8550

For Media: Mike Distefano, (310) 843-4199

Korn/Ferry International Announces Third Quarter Fiscal 2013

Results of Operations

Highlights

•

Korn/Ferry reports Q3 FY’13 fee revenue of $202.0 million, an increase of 9% (2% excluding fee revenue from the recently acquired PDI Ninth House and Global Novations) compared to the year-ago quarter.

•

Fee revenue in Leadership & Talent Consulting and Futurestep services grew 47% (5% excluding fee revenue from the recently acquired PDI Ninth House and Global Novations) and 17%, respectively, from Q3 FY’12 to Q3 FY’13.

•

Q3 FY’13 adjusted diluted earnings per share was $0.31 compared to adjusted diluted earnings per share of $0.26 in Q3 FY’12, excluding restructuring, transaction and integration, and separation costs, of $7.5 million in Q3 FY’13 and $0.9 million in Q3 FY’12. Including such costs, Q3 FY’13 diluted earnings per share was $0.20 compared to diluted earnings per share of $0.25 in Q3 FY’12.

•	The Company completed its previously announced acquisition of Minneapolis-based PDI Ninth House, a leading, globally-recognized provider of leadership assessment and development solutions.

•

The Company entered into a five-year, $75 million unsecured revolving credit facility, increasing its borrowing capacity and significantly improving the terms and conditions from the Company’s previous credit agreement.

Los Angeles, CA, March 6, 2013 - Korn/Ferry International (NYSE: KFY), a premier global provider of talent management solutions, announced third quarter adjusted diluted earnings per share of $0.31 compared to adjusted diluted earnings per share of $0.26 in the three months ended January 31, 2012, excluding restructuring, transaction and integration, and separation costs, of $7.5 million and $0.9 million, respectively. Including such costs, diluted earnings per share was $0.20 and $0.25 in the three months ended January 31, 2013 and 2012, respectively.

“I am pleased with the results of our fiscal 2013 third quarter, which once again included year over year growth within our broader talent management offerings,” said Gary D. Burnison, CEO of Korn/Ferry International. “Korn/Ferry continues to evolve from finding great people, to finding out ‘who they are,’ to helping companies design, build and develop winning teams through the right combination of talent. As the world continues to evolve, we are at the forefront—agile and committed to defining who we are, one client, one candidate at a time.”

As a global provider of talent management solutions, Korn/Ferry contributes to the success of its clients by more efficiently and effectively linking their business and talent strategies. Korn/Ferry helps create high performing organizations through three broad categories: Talent Strategy Design, Talent Development and Talent Attraction.

As part of its talent strategy design capabilities, Korn/Ferry offers organizational design, strategy and talent alignment and integrated talent management solutions. In helping clients build and develop talent capability, Korn/Ferry offers board effectiveness, succession planning, CEO and top team effectiveness, assessment, leadership and employee development, diversity and inclusion consulting and on-line and branded learning products and offerings. Talent attraction solutions include board, executive, professional and project recruitment; recruitment process outsourcing; on-boarding; and, talent communications and employer branding.

Financial Results

(dollars in millions, except per share amounts)

	Third Quarter		Year to Date
	FY’13	FY’12	FY’13	FY’12
Fee revenue	$202.0	$185.9	$584.9	$592.4
Total revenue	$210.3	$194.6	$611.1	$619.2
Operating income	$8.7	$16.2	$28.5	$67.5
Operating margin	4.3%	8.7%	4.9%	11.4%
Net income	$9.5	$11.7	$21.1	$42.3
Basic earnings per share	$0.20	$0.25	$0.45	$0.91
Diluted earnings per share	$0.20	$0.25	$0.44	$0.90

	Third Quarter		Year to Date
EBITDA Results (a):	FY’13	FY’12	FY’13	FY’12
EBITDA	$17.7	$21.6	$47.0	$76.1
EBITDA margin	8.8%	11.6%	8.0%	12.8%

	Third Quarter		Year to Date
Adjusted Results (b):	FY’13	FY’12	FY’13	FY’12
Operating income	$16.2	$17.1	$51.5	$68.4
Operating margin	8.0%	9.2%	8.8%	11.6%
EBITDA (a)	$25.2	$22.5	$70.0	$77.0
EBITDA margin (a)	12.5%	12.1%	12.0%	13.0%
Net income	$15.0	$12.3	$37.2	$42.9
Basic earnings per share	$0.32	$0.26	$0.79	$0.93
Diluted earnings per share	$0.31	$0.26	$0.78	$0.91

(a)	EBITDA refers to earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA further adjusts EBITDA to exclude restructuring charges, transaction and integration costs and separation charges. EBITDA, EBITDA margin, adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures (see attached reconciliation).
(b)	Adjusted results are non-GAAP financial measures that exclude the following (see attached reconciliations):

	Third Quarter		Year to Date
	FY’13	FY’12	FY’13	FY’12
Restructuring charges	$4.4	$0.9	$19.9	$0.9
Transaction and integration costs	$2.5	$—	$2.5	$—
Separation charges	$0.6	$—	$0.6	$—

Results for the three months ended January 31, 2013

Fee revenue was $202.0 million in the three months ended January 31, 2013, an increase of $16.1 million, or 9%, compared to the year-ago quarter, due to a $13.1 million and $4.5 million increase in fee revenue in Leadership & Talent Consulting and Futurestep, respectively, partially offset by a decrease in fee revenue of $1.5 million in Executive Recruitment. The increase in fee revenue was driven by increases in the majority of market sectors with the largest increases in financial services, life science/healthcare, consumer and technology sectors, partially offset by a decrease in the industrial sector.

Excluding PDI Ninth House and Global Novations, fee revenue was $190.4 million in the three months ended January 31, 2013, an increase of $4.5 million, or 2% compared to the year-ago quarter. This increase in fee revenue was primarily attributable to an increase in Futurestep fee revenue and to a lesser extent, an increase in Leadership & Talent Consulting fee revenue, offset by a decrease in Executive Recruitment fee revenue as described in the following results for each segment below.

Compensation and benefit expenses were $139.8 million in three months ended January 31, 2013, an increase of $14.1 million, or 11%, compared to the year-ago quarter. The acquisitions of PDI Ninth House and Global Novations contributed 7% to the increase in compensation and benefit expenses. Compensation and benefit expenses were also higher due to an increase in performance related bonus expense. Also included in compensation and benefits expenses was a decrease in salaries and related payroll taxes due to lower consultant headcount in Executive Recruitment and Futurestep mainly due to our restructuring efforts in Q2 FY’13. This decrease was primarily offset by an increase in outside contractor expense (temporary service personnel) and an increase in the fair value of amounts owed under certain deferred compensation plans, which was partially offset by an increase in the fair value of marketable securities classified as trading recorded in other income (loss).

General and administrative expenses were $35.9 million in the three months ended January 31, 2013, an increase of $0.7 million, or 2%, from the year-ago quarter. PDI Ninth House and Global Novations contributed $2.0 million to the increase in general and administrative expenses for the three months ended January 31, 2013 and the Company incurred transaction and integration cost of $2.5 million as a result of the acquisition of PDI Ninth House. These increases in general and administrative expenses were offset by a decrease in legal and other professional service fees and a foreign exchange gain in the current quarter compared to a foreign exchange loss in the year-ago quarter.

As previously disclosed, during the three months ended January 31, 2013, the Company took steps to integrate PDI Ninth House. As a result, the Company recorded restructuring charges of $4.4 million in order to eliminate redundant positions.

Excluding restructuring, transaction and integration, and separation costs, adjusted operating income was $16.2 million, during the three months ended January 31, 2013, a decrease of $0.9 million, or 5%, compared to the year-ago quarter. Adjusted operating margin declined by 1.2 percentage points primarily due to a change in mix of fee revenues and various expense items described above. On a GAAP basis, including restructuring, transaction and integration, and separation charges, operating income was $8.7 million in three months ended January 31, 2013, a decrease of $7.5 million, or 46%, compared to the year-ago quarter.

Balance Sheet and Liquidity

Cash and marketable securities were $305.3 million and $352.4 million at January 31, 2013 and 2012, respectively, compared to $417.7 million at April 30, 2012. Cash and marketable securities include $95.8 million and $80.5 million held in trust for deferred compensation plans at January 31, 2013 and 2012, respectively, compared to $82.2 million at April 30, 2012. Cash and marketable securities decreased by $112.4 million from April 30, 2012, mainly due to the payment of FY’12 annual bonuses in Q1 FY’13 and the payment for the acquisitions of PDI Ninth House and Global Novations in the nine months ended January 31, 2013, partially offset by cash provided by operating activities.

Results by Segment

In Q1 FY’13, the Company began reporting its Leadership & Talent Consulting business as a separate segment. The Company reports its results in three global business segments: Executive Recruitment, Leadership & Talent Consulting and Futurestep. This change has no impact on previously reported consolidated net income or earnings per share.

Selected Executive Recruitment Data

(dollars in millions)

	Third Quarter		Year to Date
	FY’13	FY’12	FY’13	FY’12
Fee revenue	$130.5	$132.0	$385.7	$424.0
Total revenue	$135.7	$138.5	$402.0	$443.1
Operating income	$21.6	$22.3	$54.5	$87.5
Operating margin	16.6%	16.9%	14.1%	20.6%
Ending number of consultants	390	398	390	398
Average number of consultants	396	408	395	419
Engagements billed	2,670	2,735	5,944	6,397
New engagements (a)	1,138	1,181	3,519	3,817

	Third Quarter		Year to Date
EBITDA Results (b):	FY’13	FY’12	FY’13	FY’12
EBITDA	$24.4	$24.3	$61.8	$93.2
EBITDA margin	18.7%	18.4%	16.0%	22.0%

	Third Quarter		Year to Date
Adjusted Results (c):	FY’13	FY’12	FY’13	FY’12
Operating income	$22.2	$23.1	$65.8	$88.3
Operating margin	17.0%	17.5%	17.1%	20.8%
EBITDA (b)	$25.0	$25.1	$73.1	$94.0
EBITDA margin (b)	19.1%	19.0%	19.0%	22.2%

(a)	Represents new engagements opened in the respective period.
(b)	EBITDA, EBITDA margin, adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures (see attached reconciliations).
(c)	Adjusted results are non-GAAP financial measures that exclude the following (see attached reconciliations):

	Third Quarter		Year to Date
	FY’13	FY’12	FY’13	FY’12
Restructuring charges	$—	$0.8	$10.7	$0.8
Separation charges	$0.6	$—	$0.6	$—

Results for the three months ended January 31, 2013 – Executive Recruitment

Within our Executive Recruitment segment, we offer Board of Director and C-level recruitment as well as a robust set of research-based interviewing and onboarding solutions. Our industry leading executive recruitment offering is backed by the strength of our statistically validated assessment tools, which have been proven to improve candidate fit as well as the results of our search process. Korn/Ferry provides its offerings in over 75 offices on six continents.

Fee revenue was $130.5 million in the three months ended January 31, 2013, a decrease of $1.5 million, or 1%, when compared with the year-ago quarter. Fee revenue decreased slightly in Europe and North America while Asia and Latin America were relatively flat compared to the year-ago quarter. The decrease in fee revenues was due to a 2% decrease in the number of executive recruitment engagements billed, offset by a 1% increase in the weighted-average fee billed per engagement compared to the year-ago quarter.

Excluding restructuring and separation charges, adjusted operating income was $22.2 million in the three months ended January 31, 2013, a decrease of $0.9 million, or 4%, compared year-ago quarter. This decrease is primarily attributable to an increase in compensation and benefits expense of $1.9 million in the three months ended January 31, 2013 compared to the year-ago quarter and a decrease in fee revenue of $1.5 million, offset by a decrease in general and administrative expense of $3.2 million. The increase in compensation and benefits expense primarily resulted from an increase in performance related bonus expense and an increase in the fair value of amounts owed under certain compensation plans during the period, offset by a decrease salaries and related payroll taxes due to lower consultant headcount. The decrease in general and administrative expenses was primarily due to favorable foreign exchange rates in the current quarter compared to the year-ago quarter, a decrease in bad debt expense due to a decline in historical bad debt trends, and a reduction in premise expense due to our restructuring in Q2 FY’13.

Selected Leadership & Talent Consulting Data

(dollars in millions)

	Third Quarter		Year to Date
	FY’13	FY’12	FY’13	FY’12
Fee revenue	$41.2	$28.1	$108.0	$83.8
Total revenue	$43.1	$29.1	$113.5	$87.1
Operating (loss) income	$(2.8)	$5.2	$7.7	$11.4
Operating margin	(6.8)%	18.5%	7.1%	13.6%
Ending number of consultants (a)	149	52	149	52
Staff utilization (b)	58%	58%	63%	60%

	Third Quarter		Year to Date
EBITDA Results (c):	FY’13	FY’12	FY’13	FY’12
EBITDA	$(1.0)	$6.0	$11.2	$13.5
EBITDA margin	(2.4)%	21.4%	10.3%	16.1%

	Third Quarter		Year to Date
Adjusted Results (d):	FY’13	FY’12	FY’13	FY’12
Operating income	$1.6	$5.2	$12.8	$11.4
Operating margin	4.0%	18.5%	11.9%	13.6%
EBITDA (c)	$3.4	$6.0	$16.3	$13.5
EBITDA margin (c)	8.4%	21.4%	15.1%	16.1%

(a)	Represents number of employees originating consulting services. FY’13 includes 20 consultants from the Global Novations acquisition and 72 consultants from the PDI acquisition.
(b)	Calculated by dividing the number of hours of our full-time professional staff, who recorded time to an engagement during the period, by the total available working hours for the professional staff during the same period. Excluding professional staff from the recent acquisitions of PDI Ninth House and Global Novations, staff utilization was 57% and 62% for the three and nine months ended January 31, 2013, respectively.
(c)	EBITDA, EBITDA margin, adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures (see attached reconciliations).
(d)	Adjusted results are non-GAAP financial measures that exclude the following (see attached reconciliations):

	Third Quarter		Year to Date
	FY’13	FY’12	FY’13	FY’12
Restructuring charges	$4.4	$—	$5.1	$—

Results for the three months ended January 31, 2013 – Leadership & Talent Consulting

As a preeminent leadership firm, we help teams and organizations drive accelerated business results and achieve sustainable change. Our Leadership & Talent Consulting segment, operating in 19 countries around the world with 979 colleagues, includes both consulting services and product revenue. Service and product offerings in this segment include: Leadership Strategy, Board, CEO and Top Team Effectiveness, Succession Planning, Assessment, Leadership and Employee Development, Diversity and Inclusion as well as a rich library of online and blended learning modules.

Fee revenue was $41.2 million in the three months ended January 31, 2013, an increase of $13.1 million, or 47%, from the year-ago quarter. The improvement in fee revenue was driven by the acquisitions of PDI Ninth House and Global Novations. Also contributing to the increase in fee revenue was an increase in product revenue and consulting fee revenue due to an increase in consulting fee revenue per client. Excluding PDI Ninth House and Global Novations, the fee revenue increased 5%, which was driven by increases in fee revenue in North America and Asia.

Excluding restructuring charges, adjusted operating income was $1.6 million in the three months ended January 31, 2013, a decrease of $3.6 million, or 69%, compared to the year-ago quarter. The decrease is primarily attributed to lower billable hours resulting from the ongoing integration activities associated with integrating both PDI Ninth House and Global Novations into our legacy Leadership & Talent Consulting business. Fee revenues and operating income were also adversely affected by lower realized revenue per billable hour and lower new business volumes. In addition, amortization increased by $0.9 million due to the acquisitions of PDI Ninth House and Global Novations, bad debt expense increased and the use of contractors increased due to the mix of work in the current quarter compared to the year earlier quarter. On a GAAP basis, and thus including restructuring charges of $4.4 million in the three months January 31, 2013, operating loss was $2.8 million, a decrease of $8.0 million compared to the year-ago quarter.

Selected Futurestep Data

(dollars in millions)

	Third Quarter		Year to Date
	FY’13	FY’12	FY’13	FY’12
Fee revenue	$30.3	$25.8	$91.2	$84.6
Total revenue	$31.5	$27.0	$95.6	$89.0
Operating income	$3.7	$1.5	$7.1	$7.1
Operating margin	12.3%	5.6%	7.8%	8.4%
Engagements billed	1,813	1,588	4,419	3,849
New engagements (a)	1,163	905	3,571	2,898

	Third Quarter		Year to Date
EBITDA Results (b):	FY’13	FY’12	FY’13	FY’12
EBITDA	$4.1	$1.7	$8.1	$7.9
EBITDA margin	13.3%	6.6%	8.9%	9.4%

	Third Quarter		Year to Date
Adjusted Results (c):	FY’13	FY’12	FY’13	FY’12
Operating income	$3.7	$1.6	$10.2	$7.2
Operating margin	12.3%	6.1%	11.2%	8.6%
EBITDA (b)	$4.1	$1.8	$11.2	$8.0
EBITDA margin (b)	13.3%	7.2%	12.3%	9.5%

(a)	Represents new engagements opened in the respective period.
(b)	EBITDA, EBITDA margin, adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures (see attached reconciliations).
(c)	Adjusted results are non-GAAP financial measures that exclude the following (see attached reconciliations):

	Third Quarter		Year to Date
	FY’13	FY’12	FY’13	FY’12
Restructuring charges	$—	$0.1	$3.1	$0.1

Results for the three months ended January 31, 2013 – Futurestep

Futurestep is a global industry leader in high impact enterprise wide consulting and recruitment solutions. Operating in 17 countries with 792 colleagues, Futurestep can meet a variety of workforce requirements; from Recruitment Process Outsourcing (RPO) and project recruitment to professional and knowledge worker search to talent consulting offerings. This segment also includes revenue from helping organizations design and develop their Employer Brand as well as build robust pools of future employees through our Talent Communities and Communications offering.

Fee revenue was $30.3 million in the three months ended January 31, 2013, an increase of $4.5 million, or 17%, compared to the year-ago quarter. The improvement in fee revenue was driven by a 14% increase in the number of engagements billed and a 2% increase in the weighted average fee per engagement. The increase in fee revenue was due to an increase in recruitment process outsourcing and middle management recruitment.

Excluding restructuring charges, adjusted operating income was $3.7 million in the three months ended January 31, 2013, an increase of $2.1 million, or 131%, compared to the year-ago quarter. The increase in operating income was due primarily to the increase in fee revenue, partially offset by an increase in compensation and benefit expenses of $1.3 million due in large part to the increase in performance related bonus expense.

Outlook

In looking ahead to Q4 FY’13, assuming worldwide economic conditions, financial markets and foreign exchange rates remain steady, Q4 FY’13 fee revenue is likely to be in the range of $210 million to $230 million. In Q4 FY’13, as we drive the next phase of our worldwide integration with PDI-Ninth House which involves the consolidation and elimination of redundant office space around the world, lease termination, fixed asset write-offs and other charges associated with the consolidation are estimated to be in the range of $3.5 million to $5.5 million and are estimated to result in $2.0 million to $3.0 million of annual savings starting primarily in FY’14. Excluding these estimated charges, adjusted diluted earnings per share in the fourth quarter are likely to be in the range of $0.28 to $0.34 with diluted earnings per share as measured by generally accepted accounting principles likely to be in the range of $0.21 to $0.29.

Earnings Conference Call Webcast

The earnings conference call will be held today at 4:30 PM (EST) and hosted by CEO Gary Burnison, CFO Robert Rozek and SVP Finance Gregg Kvochak. The conference call will be webcast and available online at www.kornferry.com, accessible through the Investor Relations section.

Korn/Ferry International (NYSE: KFY), with a presence throughout the Americas, Asia Pacific, Europe, the Middle East and Africa, is a premier global provider of talent management solutions. Based in Los Angeles, the firm delivers an array of solutions that help clients to attract, deploy, develop and reward their talent. Visit www.kornferry.com for more information on the Korn/Ferry International family of companies, and www.kornferryinstitute.com for thought leadership, intellectual property and research.

Forward-Looking Statements

Statements in this press release and our conference call that relate to future results and events (“forward-looking statements”) are based on Korn/Ferry’s current expectations. These statements, which include words such as “believes”, “expects” or “likely” include references to our outlook. Readers are cautioned not to place undue reliance on such statements. Actual results in future periods may differ materially from those currently expected or desired because of a number of risks and uncertainties that are beyond the control of Korn/Ferry. The potential risks and uncertainties include those relating to competition, the dependence on attracting and retaining qualified and experienced consultants, maintaining our brand name and professional reputation, potential legal liability, the portability of client relationships, global and local political or economic developments in or affecting countries where we have operations, currency fluctuations in our international operations, risks related to the growth, alignment of our cost structure with our growth, restrictions imposed by off-limits agreements, reliance on information processing systems, cyber security vulnerabilities, limited protection of our intellectual property, our ability to enhance and develop new technology, our ability to successfully integrate acquired businesses, including PDI Ninth House, our ability to develop new products and services, our ability to successfully recover from a disaster or other business continuity problems, changes in our accounting estimates/assumptions, impairment of goodwill and other intangible assets, deferred tax assets and employment liability risk. For a detailed description of risks and uncertainties that could cause differences, please refer to Korn/Ferry’s periodic filings with the Securities and Exchange Commission. Korn/Ferry disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Measures

This press release contains financial information calculated other than in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). In particular, it includes:

•	adjusted operating income and operating margin, adjusted to exclude restructuring, transaction and integration and separation costs;

•	adjusted net income, adjusted to exclude restructuring, transaction and integration and separation costs, net income tax effect;

•	adjusted basic and diluted earnings per share, adjusted to exclude restructuring, transaction and integration and separation costs;

•	EBITDA, or earnings before interest, taxes, depreciation and amortization and EBITDA margin; and

•	adjusted EBITDA, which is EBITDA further adjusted to exclude restructuring, transaction and integration and separation costs, and adjusted EBITDA margin.

This non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial information determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Management believes the presentation of non-GAAP financial measures in this press release provides meaningful supplemental information regarding Korn/Ferry’s performance by excluding certain charges and other items that may not be indicative of Korn/Ferry’s ongoing operating results. The use of these non-GAAP financial measures facilitate comparisons to Korn/Ferry’s historical performance. Korn/Ferry includes these non-GAAP financial measures because management believes they are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its evaluation of Korn/Ferry’s ongoing operations and financial and operational decision-making.

[Tables attached]

KORN/FERRY INTERNATIONAL AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	January 31,		January 31,
	2013	2012	2013	2012
	(unaudited)
Fee revenue	$202,004	$185,951	$584,929	$592,418
Reimbursed out-of-pocket engagement expenses	8,268	8,672	26,165	26,783

Total revenue	210,272	194,623	611,094	619,201

Compensation and benefits	139,788	125,741	400,859	394,593
General and administrative expenses	35,915	35,242	102,675	104,204
Engagement expenses	16,334	13,023	46,013	41,594
Depreciation and amortization	5,088	3,523	13,127	10,367
Restructuring charges, net	4,441	929	19,936	929

Total operating expenses	201,566	178,458	582,610	551,687

Operating income	8,706	16,165	28,484	67,514
Other income (loss), net	3,296	1,607	3,808	(3,032)
Interest expense, net	(360)	(310)	(1,721)	(1,280)

Income before provision for income taxes and equity in earnings of unconsolidated subsidiaries	11,642	17,462	30,571	63,202
Income tax provision	2,753	6,038	11,042	22,199
Equity in earnings of unconsolidated subsidiaries, net	593	293	1,567	1,272

Net income	$9,482	$11,717	$21,096	$42,275

Earnings per common share:
Basic	$0.20	$0.25	$0.45	$0.91

Diluted	$0.20	$0.25	$0.44	$0.90

Weighted-average common shares outstanding:
Basic	47,367	46,528	47,149	46,332

Diluted	48,015	47,345	47,742	47,193

KORN/FERRY INTERNATIONAL AND SUBSIDIARIES

FINANCIAL SUMMARY BY SEGMENT

(in thousands)

(unaudited)

	Three Months Ended January 31,				Nine Months Ended January 31,
	2013		2012	% Change	2013		2012	% Change
Fee Revenue:
Executive recruitment:
North America	$71,259		$72,000	(1%)	$212,806		$229,449	(7%)
EMEA	33,600		34,442	(2%)	96,565		108,681	(11%)
Asia Pacific	18,301		18,383	(0%)	54,022		62,706	(14%)
South America	7,334		7,256	1%	22,295		23,204	(4%)

Total executive recruitment	130,494		132,081	(1%)	385,688		424,040	(9%)
Leadership & Talent Consulting	41,155		28,031	47%	107,999		83,757	29%
Futurestep	30,355		25,839	17%	91,242		84,621	8%

Total fee revenue	202,004		185,951	9%	584,929		592,418	(1%)
Reimbursed out-of-pocket engagement expenses	8,268		8,672	(5%)	26,165		26,783	(2%)

Total revenue	$210,272		$194,623	8%	$611,094		$619,201	(1%)

Reconciliation of Operating Income (GAAP) to Adjusted Operating Income

		Margin		Margin		Margin		Margin
Operating Income:
Executive recruitment:
North America	$14,637	20.5%	$15,616	21.7%	$41,728	19.6%	$58,432	25.5%
EMEA	4,177	12.4%	3,522	10.2%	5,036	5.2%	13,554	12.5%
Asia Pacific	1,913	10.5%	1,397	7.6%	3,491	6.5%	8,858	14.1%
South America	920	12.5%	1,786	24.6%	4,226	19.0%	6,671	28.7%

Total executive recruitment	21,647	16.6%	22,321	16.9%	54,481	14.1%	87,515	20.6%
Leadership & Talent Consulting	(2,798)	(6.8%)	5,195	18.5%	7,716	7.1%	11,389	13.6%
Futurestep	3,722	12.3%	1,441	5.6%	7,141	7.8%	7,112	8.4%
Corporate	(13,865)		(12,792)		(40,854)		(38,502)

Total operating income	$8,706	4.3%	$16,165	8.7%	$28,484	4.9%	$67,514	11.4%

Restructuring, Transaction and Integration, and Separation Costs, net:
Executive recruitment:
North America	$—	—	$(15)	(0.0%)	$5,436	2.6%	$(15)	(0.0%)
EMEA	516	1.6%	897	2.6%	5,268	5.5%	897	0.8%
Asia Pacific	—	—	—	0.0%	613	1.1%	—	0.0%
South America	—	—	(99)	(1.4%)	—	—	(99)	(0.4%)

Total executive recruitment	516	0.4%	783	0.6%	11,317	3.0%	783	0.2%
Leadership & Talent Consulting	4,441	10.8%	—	0.0%	5,118	4.8%	—	0.0%
Futurestep	—	—	146	0.5%	3,086	3.4%	146	0.2%
Corporate	2,515		—		3,446		—

Total restructuring, transaction and integration, and separation charges, net	$7,472	3.7%	$929	0.5%	$22,967	3.9%	$929	0.2%

		Margin		Margin		Margin		Margin
Adjusted Operating Income: (Excluding Restructuring, Transaction and Integration, and Separation Costs, net)
Executive recruitment:
North America	$14,637	20.5%	$15,601	21.7%	$47,164	22.2%	$58,417	25.5%
EMEA	4,693	14.0%	4,419	12.8%	10,304	10.7%	14,451	13.3%
Asia Pacific	1,913	10.5%	1,397	7.6%	4,104	7.6%	8,858	14.1%
South America	920	12.5%	1,687	23.2%	4,226	19.0%	6,572	28.3%

Total executive recruitment	22,163	17.0%	23,104	17.5%	65,798	17.1%	88,298	20.8%
Leadership & Talent Consulting	1,643	4.0%	5,195	18.5%	12,834	11.9%	11,389	13.6%
Futurestep (1)	3,722	12.3%	1,587	6.1%	10,227	11.2%	7,258	8.6%
Corporate	(11,350)		(12,792)		(37,408)		(38,502)

Total adjusted operating income	$16,178	8.0%	$17,094	9.2%	$51,451	8.8%	$68,443	11.6%

(1)	The Company revised the presentation for expenses that are not directly associated with Futurestep, resulting in an increase in Futurestep’s operating income of $0.6 million and $1.7 million offset by a decrease in Executive Recruitment operating income in the three and nine months ended January 31, 2012, respectively.

KORN/FERRY INTERNATIONAL AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	January 31,	April 30,
	2013	2012
	(unaudited)
ASSETS
Cash and cash equivalents	$168,235	$282,005
Marketable securities	23,318	40,936
Receivables due from clients, net of allowance for doubtful accounts of $11,027 and $9,437 respectively	164,870	126,579
Income taxes and other receivables	20,923	11,902
Deferred income taxes	7,971	10,830
Prepaid expenses and other assets	30,513	27,815

Total current assets	415,830	500,067

Marketable securities, non-current	113,793	94,798
Property and equipment, net	50,466	49,808
Cash surrender value of company owned life insurance policies, net of loans	83,534	77,848
Deferred income taxes	49,143	57,290
Goodwill	261,182	176,338
Intangible assets, net	59,734	20,413
Investments and other assets	29,708	38,127

Total assets	$1,063,390	$1,014,689

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$16,476	$14,667
Income taxes payable	5,576	8,720
Compensation and benefits payable	127,179	160,810
Other accrued liabilities	85,116	37,527

Total current liabilities	234,347	221,724

Deferred compensation and other retirement plans	148,651	142,577
Other liabilities	22,169	20,912

Total liabilities	405,167	385,213

Stockholders’ equity
Common stock: $0.01 par value, 150,000 shares authorized, 60,912 and 59,975 shares issued and 48,630 and 47,913 shares outstanding, respectively	427,693	419,998
Retained earnings	223,893	202,797
Accumulated other comprehensive income, net	7,139	7,191

Stockholders’ equity	658,725	629,986
Less: notes receivable from stockholders	(502)	(510)

Total stockholders’ equity	658,223	629,476

Total liabilities and stockholders’ equity	$1,063,390	$1,014,689

KORN/FERRY INTERNATIONAL AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

RECONCILIATION OF AS REPORTED (GAAP) TO AS ADJUSTED (NON-GAAP)

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended			Three Months Ended
	January 31, 2013			January 31, 2012
	As Reported	Adjustments	As Adjusted	As Reported	Adjustments	As Adjusted
Fee revenue	$202,004		$202,004	$185,951		$185,951
Reimbursed out-of-pocket engagement expenses	8,268		8,268	8,672		8,672

Total revenue	210,272		210,272	194,623		194,623

Compensation and benefits	139,788	(516)	139,272	125,741		125,741
General and administrative expenses	35,915	(2,515)	33,400	35,242		35,242
Engagement expenses	16,334		16,334	13,023		13,023
Depreciation and amortization	5,088		5,088	3,523		3,523
Restructuring charges, net	4,441	(4,441)	—	929	(929)	—

Total operating expenses	201,566	(7,472)	194,094	178,458	(929)	177,529

Operating income	8,706	7,472	16,178	16,165	929	17,094
Other income, net	3,296		3,296	1,607		1,607
Interest expense, net	(360)		(360)	(310)		(310)

Income before provision for income taxes and equity in earnings of unconsolidated subsidiaries	11,642	7,472	19,114	17,462	929	18,391
Income tax provision (1) (2)	2,753	1,945	4,698	6,038	328	6,366
Equity in earnings of unconsolidated subsidiaries, net	593		593	293		293

Net income	$9,482	$5,527	$15,009	$11,717	$601	$12,318

Earnings per common share:
Basic	$0.20		$0.32	$0.25		$0.26

Diluted	$0.20		$0.31	$0.25		$0.26

Weighted-average common shares outstanding:
Basic	47,367		47,367	46,528		46,528

Diluted	48,015		48,015	47,345		47,345

Explanation of Non-GAAP Adjustments

(1)	The adjustments result in an effective tax rate of 25% and 35% for the as adjusted amounts for the three months ended January 31, 2013 and 2012, respectively.
(2)	The three months ended January 31, 2013 includes the tax effect on restructuring charges, transaction and integration costs associated with the acquisition of PDI Ninth House, and separation charges, while the three months ended January 31, 2012 includes the tax effect on restructuring charges.

KORN/FERRY INTERNATIONAL AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

RECONCILIATION OF AS REPORTED (GAAP) TO AS ADJUSTED (NON-GAAP)

(in thousands, except per share amounts)

(unaudited)

	Nine Months Ended January 31, 2013			Nine Months Ended January 31, 2012
	As Reported	Adjustments	As Adjusted	As Reported	Adjustments	As Adjusted
Fee revenue	$584,929		$584,929	$592,418		$592,418
Reimbursed out-of-pocket engagement expenses	26,165		26,165	26,783		26,783

Total revenue	611,094		611,094	619,201		619,201

Compensation and benefits	400,859	(516)	400,343	394,593		394,593
General and administrative expenses	102,675	(2,515)	100,160	104,204		104,204
Engagement expenses	46,013		46,013	41,594		41,594
Depreciation and amortization	13,127		13,127	10,367		10,367
Restructuring charges, net	19,936	(19,936)	—	929	(929)	—

Total operating expenses	582,610	(22,967)	559,643	551,687	(929)	550,758

Operating income	28,484	22,967	51,451	67,514	929	68,443
Other income (loss), net	3,808		3,808	(3,032)		(3,032)
Interest expense, net	(1,721)		(1,721)	(1,280)		(1,280)

Income before provision for income taxes and equity in earnings of unconsolidated subsidiaries	30,571	22,967	53,538	63,202	929	64,131
Income tax provision (1) (2)	11,042	6,834	17,876	22,199	328	22,527
Equity in earnings of unconsolidated subsidiaries, net	1,567		1,567	1,272		1,272

Net income	$21,096	$16,133	$37,229	$42,275	$601	$42,876

Earnings per common share:
Basic	$0.45		$0.79	$0.91		$0.93

Diluted	$0.44		$0.78	$0.90		$0.91

Weighted-average common shares outstanding:
Basic	47,149		47,149	46,332		46,332

Diluted	47,742		47,742	47,193		47,193

Explanation of Non-GAAP Adjustments

(1)	The adjustments result in an annual effective tax rate of 33% and 35% for the as adjusted amounts for the nine months ended January 31, 2013 and 2012, respectively.
(2)	The nine months ended January 31, 2013 includes the tax effect on restructuring charges, transaction and integration costs associated with the acquisition of PDI Ninth House, and separation charges, while the nine months ended January 31, 2012 includes the tax effect on restructuring charges.

KORN/FERRY INTERNATIONAL AND SUBSIDIARIES

RECONCILIATION OF NET INCOME AND OPERATING INCOME (GAAP) TO

EBITDA AND ADJUSTED EBITDA (NON-GAAP)

(in thousands)

(unaudited)

	Three Months Ended January 31, 2013
	Executive Search	Leadership & Talent Consulting	Futurestep	Corporate	Consolidated
Fee revenue	$130,494	$41,155	$30,355	$—	$202,004

Net income					$9,482
Other income, net					3,296
Interest expense, net					(360)
Income tax provision					2,753
Equity in earnings of unconsolidated subsidiaries, net					593

Operating income (loss)	$21,647	$(2,798)	$3,722	$(13,865)	8,706
Depreciation and amortization	2,247	1,764	324	753	5,088
Other income, net	325	37	5	2,929	3,296
Equity in earnings of unconsolidated subsidiaries, net	148	—	—	445	593

EBITDA	24,367	(997)	4,051	(9,738)	17,683

EBITDA margin	18.7%	(2.4%)	13.3%		8.8%
Restructuring charges, net	—	4,441	—	—	4,441
Transaction and integration costs	—	—	—	2,515	2,515
Separation costs	516	—	—	—	516

Adjusted EBITDA	$24,883	$3,444	$4,051	$(7,223)	$25,155

Adjusted EBITDA margin	19.1%	8.4%	13.3%		12.5%

	Three Months Ended January 31, 2012
	Executive Search	Leadership & Talent Consulting	Futurestep	Corporate	Consolidated
Fee revenue	$132,081	$28,031	$25,839	$—	$185,951

Net income					$11,717
Other income, net					1,607
Interest expense, net					(310)
Income tax provision					6,038
Equity in earnings of unconsolidated subsidiaries, net					293

Operating income (loss)	$22,321	$5,195	$1,441	$(12,792)	16,165
Depreciation and amortization	2,057	661	253	552	3,523
Other (loss) income, net	(29)	145	15	1,476	1,607
Equity in earnings of unconsolidated subsidiaries, net	—	—	—	293	293

EBITDA	24,349	6,001	1,709	(10,471)	21,588

EBITDA margin	18.4%	21.4%	6.6%		11.6%
Restructuring charges, net	783	—	146	—	929

Adjusted EBITDA	$25,132	$6,001	$1,855	$(10,471)	$22,517

Adjusted EBITDA margin	19.0%	21.4%	7.2%		12.1%

KORN/FERRY INTERNATIONAL AND SUBSIDIARIES

RECONCILIATION OF NET INCOME AND OPERATING INCOME (GAAP) TO

EBITDA AND ADJUSTED EBITDA (NON-GAAP)

(in thousands)

(unaudited)

	Nine Months Ended January 31, 2013
	Executive Search	Leadership & Talent Consulting	Futurestep	Corporate	Consolidated
Fee revenue	$385,688	$107,999	$91,242	$—	$584,929

Net income					$21,096
Other income, net					3,808
Interest expense, net					(1,721)
Income tax provision					11,042
Equity in earnings of unconsolidated subsidiaries, net					1,567

Operating income (loss)	$54,481	$7,716	$7,141	$(40,854)	28,484
Depreciation and amortization	6,748	3,387	940	2,052	13,127
Other income, net	275	71	15	3,447	3,808
Equity in earnings of unconsolidated subsidiaries, net	305	—	—	1,262	1,567

EBITDA	61,809	11,174	8,096	(34,093)	46,986

EBITDA margin	16.0%	10.3%	8.9%		8.0%
Restructuring charges, net	10,801	5,118	3,086	931	19,936
Transaction and integration costs	—	—	—	2,515	2,515
Separation costs	516	—	—	—	516

Adjusted EBITDA	$73,126	$16,292	$11,182	$(30,647)	$69,953

Adjusted EBITDA margin	19.0%	15.1%	12.3%		12.0%

	Nine Months Ended January 31, 2012
	Executive Search	Leadership & Talent Consulting	Futurestep	Corporate	Consolidated
Fee revenue	$424,040	$83,757	$84,621	$—	$592,418

Net income					$42,275
Other loss, net					(3,032)
Interest expense, net					(1,280)
Income tax provision					22,199
Equity in earnings of unconsolidated subsidiaries, net					1,272

Operating income (loss)	$87,515	$11,389	$7,112	$(38,502)	67,514
Depreciation and amortization	6,037	1,942	785	1,603	10,367
Other (loss) income, net	(363)	128	32	(2,829)	(3,032)
Equity in earnings of unconsolidated subsidiaries, net	—	—	—	1,272	1,272

EBITDA	93,189	13,459	7,929	(38,456)	76,121

EBITDA margin	22.0%	16.1%	9.4%		12.8%
Restructuring charges, net	783	—	146	—	929

Adjusted EBITDA	$93,972	$13,459	$8,075	$(38,456)	$77,050

Adjusted EBITDA margin	22.2%	16.1%	9.5%		13.0%